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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

ACNB Corporation
Gettysburg, Pennsylvania

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (Registration No. 333-171840) and Form S-8 (Registration No. 333-185881) of ACNB Corporation and Subsidiaries of our report dated March 15, 2013, relating to the consolidated financial statements of ACNB Corporation and Subsidiaries, which appears in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Wilkes-Barre, Pennsylvania
March 6, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm